EXHIBIT 10.1


                      Pollution Research and Control Corp.
                          9300 Wilshire Ave., Suite 308
                             Beverly Hills, CA 90212



                                 March 18, 2002

                                                                  CONFIDENTIAL



Mr. Steven Sion
9913 Robins Oaks Drive
Las Vegas, Nevada 89117

        RE:    LETTER OF INTENT
               SALE OF STOCK OF DASIBI ENVIRONMENTAL CORP.

Dear Steven:

     Following up on our recent discussions, this letter (this "LETTER OF INTENT") sets forth our mutual understanding regarding the principal terms on which you (the "BUYER") propose to purchase (the "TRANSACTION") all of the issued and outstanding stock of Dasibi Environmental Corp. (the "COMPANY"), a California corporation and wholly-owned subsidiary of Pollution Research and Control Corp., a California corporation (the "SELLER"). Based on our discussions, we are prepared to proceed rapidly to complete the Transaction, and look forward to working with you to accomplish our mutual objective. The following paragraphs of this letter (the "BINDING PROVISIONS") are the legally binding and enforceable agreements of the Seller, the Company and the Buyer.

     The parties intend to execute a written acquisition agreement providing for the Transaction (the "DEFINITIVE PURCHASE AGREEMENT"). In the event that the Transaction is consummated without the parties executing a Definitive Purchase Agreement, the Binding Provisions shall govern the terms and conditions of the Transaction.

     1. THE TRANSACTION. The Buyer will purchase all of the issued and outstanding stock of the Company (the "STOCK") for an aggregate purchase price of $1,500,000 (the "PURCHASE Price"). The Buyer may assign the right to receive the Stock to another entity at the Closing. The Purchase Price shall be payable in the form and subject to the adjustments, each as set forth below:

     (a) FORM OF PURCHASE PRICE

     All outstanding indebtedness of whatever nature or form owing from the Seller to Lee Sion and/or Steven Sion, including the principal amounts together with all accrued and unpaid interest, late charges, penalties, and any other costs or charges arising directly or indirectly from the indebtedness as of the date of the Closing (as defined herein) (the "Debt") shall be deemed paid in full and fully and finally discharged as of the Closing. The parties acknowledge that a disagreement exists with respect to the amount of the Debt and nothing contained in this Letter


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of Intent shall serve as an acknowledgement, admission or any similar action by any of the parties with respect to the amount of the Debt.

     (b) ADJUSTMENTS TO PURCHASE PRICE: VALUATION

     Seller intends to retain an independent valuation analyst to determine a reasonable valuation (the "VALUATION") of the Company. If the analyst values the Company at a price in excess of 110% of the Purchase Price, then the parties hereto shall work cooperatively to revise the terms of the Transaction to provide additional consideration to Seller to adequately reflect the value of the Stock as assessed by the analyst.

     2. TECHNOLOGY LICENSE AGREEMENTS. Concurrent with the Closing, the Company and the Seller will enter into one or more licensing agreements (the "TECHNOLOGY LICENSE Agreements") containing the terms set forth in EXHIBIT A and otherwise in customary form and substance.

     3. CLOSING. If all conditions to the closing of the Transaction (the "CLOSING") are then satisfied or waived, the Closing shall take place on or before March 25, 2002, at 5:00 p.m. (Pacific Standard Time) automatically and without any further action by any party (the "CLOSING DATE"). If all conditions to the Closing are not then satisfied or waived, either party has the right to terminate this Letter of Intent.

     4. ASSIGNMENT OF ASSETS. Immediately prior to the Closing, the Company shall assign to the Seller all of the Company's inventory (the "INVENTORY") as such term is defined by U.S. Generally Accepted Accounting Principles. The inventory shall be valued by an independent valuation analyst.

     5. OPTIONS TO PURCHASE COMMON STOCK OF SELLER. The Buyer hereby acknowledges that notwithstanding any agreement or document to the contrary, as of the Closing, the following individuals shall have no rights to purchase the common stock of the Seller other than the options listed below, and at the Closing, Seller will deliver to the Buyer an option agreement reflecting each option listed below and the Buyer will surrender each previously granted option:

NUMBER OF SHARES        OPTIONEE          STRIKE PRICE   EXPIRATION DATE
----------------        ------------      ------------   ---------------
25,000                  Steven Sion       $0.25          3/25/05
528,571                 Steven Sion       $0.875         3/25/05

For purposes of this Letter of Intent, the options identified in this Paragraph 5 collectively are referred to as, the OPTIONS, and the shares of common stock underlying the Options collectively are referred to as, the OPTION SHARES. Notwithstanding any agreement or document to the


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contrary, the Seller has no obligation to register for resale the Option Shares other than as provided in this Letter of Intent:

     (a) PIGGY-BACK REGISTRATION RIGHTS. If (but without any obligation to do so) the Seller proposes to register any of its common stock under the Securities Act of 1933, as amended (the "SECURITIES ACT") in connection with the public offering of such securities solely for cash (other than a registration (i) with respect to an employee benefit plan, or (ii) solely in connection with a Rule 145 transaction under the Securities Act), the Seller shall give the Buyer at least ten (10) days written notice of such registration prior to filing a registration statement to effect any such registration. Upon the written request of the Buyer given within five (5) days after delivery of such written notice by the Seller, the Seller shall use its reasonable efforts to cause to be registered under the Securities Act all of the Option Shares and the Common Shares (as defined in Paragraph 15), the resale of which is not then exempt from the registration requirements of the Securities Act pursuant to Rule 144 of the Securities Act. The Seller shall be obligated to register the Option Shares and the Common Shares pursuant to this Paragraph 5(a) on one occasion only; provided, however, that if the registration statement under this Paragraph 5(a) is on a delayed or continuous basis, the Seller shall not withdraw the registration statement prior to the sale or other disposition of all the Option Shares and the Common Shares included by the Buyer under such registration statement. If any registration under this Paragraph 5(a) is, in whole or in part, an underwritten public offering of common stock, the number of Option Shares and Common Shares to be included in such underwriting may be reduced in whole or in part if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Seller. Notwithstanding the foregoing provisions, the Seller may withdraw any registration statement referred to in this Paragraph 5(a) without incurring any liability to the Buyer.

     (b) S-3 REGISTRATION STATEMENT. If requested by the Buyer and the Buyer then owns (i) that number of Options which are then exercisable into in excess of 50% of the Option Shares, and owns in excess of 50% of the Common Shares, or
(ii) in excess of 50% of the Option Shares and in excess of 50% of the Common Shares, then at such time that the Seller is eligible to file a registration statement on Form S-3 for the resale of the Option Shares and the Common Shares, the Seller shall use its reasonable efforts to register the resale of the Option Shares and the Common Shares and keep such registration effective until all the Options Shares and Common Shares have been sold or otherwise disposed; provided however, the Seller shall have no obligation under this Paragraph 5(b) to file a registration statement: (a) with respect to the Option Shares, if the resale of the Option Shares is then exempt from the registration requirements of the Securities Act pursuant to Rule 144 of the Securities Act; and (b) with respect to the Common Shares, if the resale of the Common Shares is then exempt from the registration requirements of the Securities Act pursuant to Rule 144 of the Securities Act.

     (c) LOCK-UP. Notwithstanding the registration rights contained in this Letter of Intent, the Buyer shall not sell or otherwise dispose of any of the Option Shares or the Common Shares before March 25, 2003. The Buyer acknowledges that the certificates representing the


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Options, the Option Shares, and the Common Shares will bear restrictive legends reflecting the terms of this Paragraph 5(c) and the restrictions on transfer imposed by applicable law.

     6. PUBLICITY. Without the prior written consent of Seller, Buyer will not, and will direct its representatives not to, make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the parties or any of the terms, conditions, or other aspects of the Transaction.

     7. COVENANTS.

     (a) ACTIONS OF COMPANY PRIOR TO CLOSING. Until the earlier of the Closing or the Termination Date (as defined in paragraph 10), the Company, except as contemplated by this Letter of Intent, will: (a) carry on its business as presently conducted and only in the usual and ordinary course; (b) use its reasonable efforts to preserve its business organization intact; (c) not declare or pay any dividends or distributions on its capital stock; (d) not make any changes in its capital structure or issue any shares of its capital stock or other securities or rights or options to purchase its capital stock or other securities; (e) not make any payments to its officers, directors or employees except in the usual and ordinary course of business; and (f) operate, incur obligations and transfer or dispose of assets only in the ordinary course of business, consistent with past practices.

     (b) ACTIONS OF BUYER PRIOR TO CLOSING. The Buyer shall use its best efforts to obtain the Qualified Financing (as defined in Paragraph 14(a)) and shall update the Company regarding the status of the Qualified Financing at least five
(5) days before the Closing Date.

     (c) ACTIONS OF BUYER POST CLOSING.

             (i) The Buyer agrees to and will cause the officers, directors, employees and consultants of the Company to fully cooperate and use their best efforts assist, make available, and provide all such information as the Seller may require in connection with any obligations of the Seller pursuant to any local, state, federal or foreign law.

             (ii) The Company agrees to timely pay all debt and any other liabilities of the Seller that exist as of the Closing Date which were incurred directly or indirectly on behalf of the Company.

     8. FEES AND EXPENSES. The Buyer and the Seller each shall be responsible for their own fees and expenses incurred in the Transaction, including, but not limited to, any and all attorney fees, investment banker fees, commissions and accounting fees.

     9. CONFIDENTIALITY. Except as and to the extent required by applicable law, rule, or regulation, each party will not disclose or use, and will direct its representatives not to disclose or use, for a period ending on the first anniversary of the date of this Letter of Intent, any


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confidential information with respect to the Company or the Seller, furnished, or to be furnished, by any party or their respective representatives to any other party or its representatives at any time or in any manner other than in connection with its evaluation of the Transaction. For purpose of this paragraph, "confidential information" means any information about the Company or the Seller stamped "confidential" or identified in writing as such to the parties promptly following its disclosure unless (i) such information is already known to the other party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such other party or its representatives, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Transaction, or (iii) the furnishing or use of such information is required, necessary, or appropriate in legal proceedings. Upon the request of any party, the other parties will promptly return to the requesting party or destroy any confidential information in its possession and certify in writing to the requesting party that it has done so.

     10. TERMINATION. This binding Letter of Intent shall expire on the earliest to occur of: (i) the written agreement of the Seller and the Buyer or (ii) 5:01 p.m. on March 25, 2002, if the Closing shall not have occurred (the "TERMINATION DATE"). The Binding Provisions (other than Paragraphs 6, 8 and 9, which will continue in effect beyond the Termination Date) will automatically terminate on the Termination Date; provided, however, that the termination of the Binding Provisions will not affect the liability of a party for breach of any of the Binding Provisions prior to the termination.

     11. REPRESENTATIONS OF BUYER.

     (a) ACCREDITED INVESTORS. The Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Buyer is acquiring the Stock for his own account and not with a view to its distribution with the meaning of Section 2(11) of the Securities Act.

     (b) OWNERSHIP OF DEBT; POWER AND AUTHORITY. The Buyer is the sole lawful owner, beneficially and of record, of the Debt, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction of any kind or nature. Buyer has not assigned the Debt, in whole or in part, to any other individual or entity. Buyer has the full power and authority to enter into this Letter of Intent, and to consummate the transactions contemplated herein.

     (c) ASSIGNMENT OF DEBT. All outstanding indebtedness of whatever nature or form owing from the Seller and/or the Company to Michael Franzese and/or Lee Sion, including the principal amounts together with all accrued and unpaid interest, late charges, penalties, and any other costs or charges arising directly or indirectly from the indebtedness as of the date of the Closing has been assigned to Steven Sion.

     (d) DISCLOSURE OF INFORMATION. The Buyer has received and reviewed all the information it considers necessary or appropriate for deciding whether to purchase the Stock. The Buyer further represents that the Buyer is relying solely on its own expertise and that of its


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


consultants, and not on any representation of the Seller or the Company not expressly contained in this Agreement. The Buyer has had an opportunity to ask questions and receive answers from Seller and/or the Company regarding the terms and conditions of the offering of the Stock.

     12. RESTRICTED SECURITIES. The Buyer understands that the Stock constitutes "restricted securities" under the federal securities laws because it is being acquired from the Seller in a transaction not involving a public offering and that under such laws the Stock may be resold without registration under the Securities Act and applicable state securities laws only in certain limited circumstances. In this regard, the Buyer represents that the Buyer is familiar with Rule 144, as promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

     13. CONDITIONS PRECEDENT OF SELLER AND COMPANY. The obligations of the Seller and the Company to effect the Closing are further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

     (a) The Seller has obtained third party consents to the Transaction from any person or entity from whom such consent is required to be obtained by the Seller;

     (b) The Transaction complies with all provisions of applicable federal, state and local law and the rules and regulations of the National Association of Securities Dealers;

     (c) No governmental entity or other party shall have threatened to, or initiated proceedings to, restrain or prohibit the Transaction or force a rescission of the Transaction;

     (d) No law or order shall have been enacted, entered, issued or promulgated by any governmental entity that prohibits the consummation of the Transaction;

     (e) If the Valuation exceeds 110% of the Purchase Price, the parties have agreed upon revised terms of the Transaction pursuant to Paragraph 1(b) hereof;

     (f) The receipt of releases of all obligations of the Seller arising out of any debt or other liability owed by the Seller to the Company, by the Seller and incurred on behalf of the Company, or owed by the Company to any third party to which the Seller is a guarantor or in any way liable; to the extent the Seller cannot obtain the release of any such other debt or other liabilities (the "REMAINING LIABILITIES"), the receipt of the assumption by the Buyer of all Remaining Liabilities.

     (g) The Company shall have assigned the Inventory to the Seller;

     (h) The Company shall have executed and delivered to the Seller the Technology License Agreements;

     (i) Buyer shall have delivered to Seller all original promissory notes and other documents evidencing the Debt; and


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     (j) Each representation and warranty set forth herein on behalf the Buyer must have been accurate and complete as of the date of this Letter of Intent, and must be accurate and complete as of the Closing Date, as if made on the Closing Date.

     14. CONDITIONS PRECEDENT OF BUYER. The obligations of the Buyer to effect the Closing are further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

     (a) The Buyer shall have entered into an agreement to obtain financing in an amount not less than $500,000 (the "QUALIFIED FINANCING"); (b) If the Valuation exceeds 110% of the Purchase Price, the parties have agreed upon revised terms of the Transaction pursuant to Paragraph 1(b) hereof; and

     (c) Each representation and warranty set forth herein on behalf the Seller and the Company must have been accurate and complete as of the date of this Letter of Intent, and must be accurate and complete as of the Closing Date, as if made on the Closing Date.

     15. ISSUANCE OF COMMON STOCK. The Seller agrees to instruct its transfer agent at the Closing to issue, immediately following the Closing, 100,000 shares of restricted common stock of Seller (the "COMMON SHARES") to the Buyer in connection with a promissory note by and between the Seller and the Buyer dated December 22, 2000. The Buyer agrees not to sell or otherwise dispose of the Common Shares before the earlier to occur of: (i) an effective registration statement of Seller pursuant to Paragraphs 5(a) or 5(b); or (ii) March 25, 2003. The Buyer acknowledges that the certificate evidencing the Common Shares will bear restrictive legends reflecting the terms of this Paragraph 15 and the restrictions on transfer imposed by applicable law. The Buyer hereby acknowledges that, notwithstanding any agreement or document to the contrary, no other securities of the Seller are owed to the Buyer as of the date hereof other than as provided in this Letter of Intent.

     16. INDEMNIFICATION.

     (a) The Buyer shall indemnify, save and keep the Seller, its officers, directors, employees, partners and shareholders (each a "SELLER INDEMNITEE" and collectively, the "SELLER INDEMNITEES") harmless against and from all liabilities and damages sustained or incurred by any Seller Indemnitee as a result of or arising out of or by virtue of (i) any inaccuracy in or breach of any representation and warranty made by the Buyer to the Seller in this Letter of Intent; and (ii) the breach by the Buyer, or the failure of the Buyer to comply with, any covenants or obligations under this Letter of Intent to be performed by the Buyer.

     (b) The Company shall indemnify, save and keep any Seller Indemnitee harmless against and from all liabilities and damages sustained or incurred by any Seller Indemnitee as a result of or arising out of or by virtue of any failure of the Company to obtain any consents required in connection with the consummation of the Transaction.


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     (c) The Seller shall indemnify, save and keep the Buyer harmless against and from all liabilities and damages sustained or incurred by the Buyer as a result of or arising out of or by virtue of (i) any inaccuracy in or breach of any representation and warranty made by the Seller to the Buyer in this Letter of Intent and (ii) the breach by the Seller, or the failure of the Seller to comply with, any covenants or obligations under this Letter of Intent to be performed by the Seller.

     (d) The Seller shall indemnify, save and keep the Buyer harmless against and from all liabilities and damages sustained or incurred by the Buyer as a result of or arising out of or by virtue of any failure of the Seller to obtain any consents required in connection with the consummation of the Transaction.

     17. ENTIRE AGREEMENT. This Letter of Intent constitutes the entire agreement between the parties, and supersedes all prior oral or written agreements, understandings, representations and warranties, and course of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, this Letter of Intent may be amended or modified only by a writing executed by all of the parties.

     18. GOVERNING LAW. The Binding Provisions will be governed by and construed under the laws of the State of California without regard to the choice of all law rules that may direct the application of the laws of another jurisdiction.

     19. COMPLIANCE WITH CALIFORNIA LAW. If, in the reasonable determination of Seller's counsel, the Transaction is subject to a vote of the shareholders of Seller under applicable law, including Section 1001 of the California Corporations Code, then the parties hereto shall either (i) use their reasonable best efforts to obtain a vote of the shareholders with respect to the Transaction as soon as practicable following the date of this Letter of Intent, or (ii) to restructure the Transaction in a manner that, in the reasonable determination of counsel to the Seller, does not require a vote of the shareholders of Seller.

     20. EFFECT OF LETTER OF INTENT. Except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the Transaction, or relating to the negotiation of the terms of the Transaction or any Definitive Purchase Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the parties.

     21. NOTICE. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


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


                      If to the Seller:

                             Jacques Tizabi
                             9300 Wilshire Blvd., Suite 308
                             Beverly Hills, CA 90212
                      Tel:   (310) 273-2661
                      Fax:   (310) 273-2662

                      Copy to (which will not constitute notice):

                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                      Attn:  Julie Kaufer, Esq.
                             2029 Century Park East, 24th Floor
                             Los Angeles, CA 90067
                      Tel:   (310) 229-1000
                      Fax:   (310) 229-1001

                      If to the Buyer:

                      Attn:  Steven Sion
                             9913 Robin Oaks Drive
                             Las Vegas, Nevada 89117
                      Tel:   (702) 255-3696
                      Fax:   (702) 255-2373

                      Copy to (which will not constitute notice):
                             Morrison & Foerster LLP
                      Attn:  Allen Sussman
                             555 West Fifth Street
                             Los Angeles, CA  90013
                      Tel:   (213) 892-5200
                      Fax:   (213) 892-5454

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.


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     If you wish to proceed on the basis outlined above, please execute this binding Letter of Intent in the space provided below and return it to me by 5:00 p.m., Pacific Daylight Time, on March 19, 2002.

                                           Sincerely yours,

                                           POLLUTION RESEARCH AND CONTROL CORP.


                                           By:  /S/ JACQUES TIZABI
                                              ---------------------------------
                                              Its: CEO
                                                  -----------------------------


ACCEPTED AND AGREED TO THIS
18TH DAY OF MARCH, 2002



By:  /S/ STEVEN SION
    ----------------------------
    Steven Sion


                                    Page 10
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                                    EXHIBIT A



MATERIAL TERMS TO BE INCLUDED IN TECHNOLOGY LICENSE AGREEMENTS:

    Dasibi Environmental Corp. ("LICENSOR") hereby irrevocably grants to Pollution Research and Control Corp. ("LICENSEE") and its successors and assigns, a nonexclusive, sublicensable, transferable, assignable, perpetual and royalty-free license throughout the universe, but expressly excluding mainland China, to (1) make, use, develop, practice and otherwise exploit (collectively, "EXPLOIT" and words of similar import) all products, inventions, devices, software, methods, processes, formulas or other technologies owned by Licensor or which Licensor has a license to Exploit and all intellectual property rights inherent therein or related thereto (the "PROPERTIES") as of the date hereof, and (2) to manufacture, market, distribute, sell and license products or services resulting from such Exploitation of the Properties.


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